UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 23, 2022, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company” or “Take-Two”), announced that it had completed the transactions contemplated by the Agreement and Plan of Merger, as amended (the “Merger Agreement”), dated as of January 9, 2022, by and among the Company, Zebra MS I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), Zebra MS II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 2”) and Zynga Inc., a Delaware corporation (“Zynga”).

Item 1.01.	Entry Into a Material Definitive Agreement

Revolving Credit Agreement

On May 23, 2022 (the “Closing Date”), the Company, as borrower, entered into an unsecured Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, BOFA Securities, Inc. and BNP Paribas as joint lead arrangers and joint bookrunners, and Wells Fargo Bank, National Association as Syndication Agent (the “New Credit Agreement”). The New Credit Agreement replaces in its entirety the Company’s existing Credit Agreement, dated as of February 8, 2019, which was paid off in full and terminated.

The New Credit Agreement provides for an unsecured five-year revolving credit facility (the “Revolving Credit Facility”) with commitments of $500,000,000, including sublimits for (a) the issuance of letters of credit in an aggregate face amount of up to $100,000,000 and (b) borrowings and letters of credit denominated in Pounds Sterling, Euros and Canadian Dollars in an aggregate face amount of up to $100,000,000. In addition, the New Credit Agreement contains uncommitted incremental capacity permitting the incurrence of up to an additional amount not to exceed the greater of $250,000,000 and 35% of the Company’s Consolidated Adjusted EBITDA (as defined in the New Credit Agreement).

The Revolving Credit Facility matures on the 5-year anniversary of the Closing Date unless extended in accordance with the New Credit Agreement. The New Credit Agreement contains an extension option permitting the Company, subject to certain requirements, to arrange to extend the Revolving Credit Facility for an additional one-year term which may be exercised no more than two times under the New Credit Agreement.

The Revolving Credit Facility will bear interest at the election of the Company at a margin of (a) 0.000% to 0.625% above an alternate base rate (defined on the basis of prime rate) or (b) 1.000% to 1.625% above the SOFR Rate, which margins are determined by reference to the Company’s credit rating.

The New Credit Agreement also includes, among other terms and conditions, a maximum leverage ratio covenant, as well as customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, and dispose of all or substantially all assets, in each case subject to certain exceptions and baskets. In addition, the New Credit Agreement provides for events of default customary for a credit facility of this size and type, including, among others, non-payment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency, cross-defaults to material indebtedness, and material judgment defaults (subject to certain limitations and cure periods).

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Notes and Supplemental Indentures

On May 23, 2022, Zynga, Take-Two, Merger Sub 2 and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) (the “Trustee”) entered into (a) the First Supplemental Indenture (the “2024 Supplemental Indenture”) to the Indenture, dated as of June 14, 2019 (the “2024 Indenture”), between Zynga and the Trustee, relating to Zynga’s 0.25% Convertible Senior Notes due 2024 (the “2024 Notes”), and (b) the First Supplemental Indenture (the “2026 Supplemental Indenture” and, together with the 2024 Supplemental Indenture, the “Supplemental Indentures”) to the Indenture, dated as of December 17, 2020 (the “2026 Indenture” and, together with the 2024 Indenture, the “Indentures”), between Zynga and the Trustee, relating to Zynga’s 0% Convertible Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Notes”). As of the date hereof, approximately $690.0 million aggregate principal amount of the 2024 Notes are outstanding and approximately $874.5 million aggregate principal amount of the 2026 Notes are outstanding.

Each Supplemental Indenture provides, among other things, that, from and after the Effective Time (as defined below), (a) Merger Sub 2, as the successor company to Zynga following the consummation of the Combination (as defined below), shall assume all of Zynga’s rights and obligations under the Indentures, (b) the right of holders of the Notes to convert each $1,000 principal amount of such Notes into shares of Zynga Common Stock shall be changed into a right to convert such principal amount of such Notes into the Reference Property (as defined in the applicable Supplemental Indenture) and (c) that Take-Two shall guarantee Merger Sub 2’s, as the successor company to Zynga, obligations under the Indentures and the Notes as provided in the applicable Supplemental Indenture. Reference Property is defined in each Supplemental Indenture as 0.0406 shares of Take-Two Common Stock and $3.50 in cash, without interest, plus cash in lieu of any fractional shares of Take-Two Common Stock.

The consummation of the Combination constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Share Exchange Event (each as defined in the Indentures) under the Indentures. The effective date of the Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event in respect of the Notes is May 23, 2022 (the “Notes Effective Date”), the date of the consummation of the Combination.

As a result of the Fundamental Change, each holder of Notes will have the right to require the Company to repurchase its Notes, pursuant to the terms and procedures set forth in the applicable Indenture, for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the applicable Indenture). In addition, as a result of the Fundamental Change, Make-Whole Fundamental Change and Share Exchange Event, holders of the Notes will have a right to convert their Notes for Reference Property commencing on the Notes Effective Date, subject to the terms of the Indentures (the “Fundamental Change Conversion Right”).

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Termination Agreements

As previously reported on Zynga’s Current Report on Form 8-K filed with the SEC on June 14, 2019, Zynga entered into (i) privately negotiated capped call transactions in connection with the offering of up to $600,000,000 aggregate principal amount of the 2024 Notes with each of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Bank of America, N.A. (together, the “2024 Notes Hedge Counterparties”). In connection with the exercise of the option in respect of an additional $90,000,000 aggregate principal amount of the 2024 Notes, on June 13, 2019, Zynga entered into (ii) additional capped call transactions with each of the 2024 Notes Hedge Counterparties. The transactions referenced in clauses (i) and (ii) are referred to herein as the “2024 Notes Capped Call Transactions.” The 2024 Capped Call Transactions involve Zynga purchasing call options from the 2024 Notes Hedge Counterparties.

As previously reported on Zynga’s Current Report on Form 8-K filed with the SEC on December 17, 2020, Zynga entered into (i) privately negotiated capped call transactions in connection with the offering of up to $762,000,000 aggregate principal amount of the 2026 Notes with each of Goldman Sachs & Co. LLC, Barclays Bank PLC, Deutsche Bank AG, London Branch, Nomura Global Financial Products Inc. and Bank of Montreal (together, the “2026 Notes Hedge Counterparties”). In connection with the exercise of the option in respect of an additional $112,500,000 aggregate principal amount of the 2026 Notes, on December 15, 2020, Zynga entered into (ii) additional capped call transactions with each of the 2026 Notes Hedge Counterparties. The transactions referenced in clauses (i) and (ii) are referred to herein as the “2026 Notes Capped Call Transactions.” The 2026 Capped Call Transactions involve Zynga purchasing call options from the 2026 Notes Hedge Counterparties.

The 2024 Notes Hedge Counterparties and the 2026 Notes Hedge Counterparties are collectively referred to herein as the “Hedge Counterparties.” The 2024 Notes Capped Call Transactions and the 2026 Notes Capped Call Transactions are collectively referred to herein as the “Capped Call Transactions.”

On May 20, 2022, Zynga entered into Termination Agreements with respect to the Capped Call Transactions with each of the Hedge Counterparties (collectively, the “Termination Agreements”). Pursuant to the terms of the Termination Agreements, the Capped Call Transactions will be terminated over a period of time specified in each Termination Agreement and each Hedge Counterparty will owe a cash payment to Zynga, as applicable, as a result of the termination of the Capped Call Transactions that will be calculated based on their fair market value calculated by each Hedge Counterparty during a termination valuation period.

The foregoing description of the Termination Agreements does not purport to be complete and is qualified in its entirety by reference to each of the Termination Agreements, copies of which are attached as Exhibits 99.1 through 99.8 hereto and are incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on May 23, 2022, Merger Sub 1 merged with and into Zynga in accordance with Delaware law (the “Merger”), with Zynga continuing as the surviving corporation (the “Surviving Corporation”). Immediately following the Merger, the Surviving Corporation merged with and into Merger Sub 2 in accordance with Delaware law (the “Subsequent Merger” and, together with the Merger, the “Combination”), with Merger Sub 2 continuing as the surviving company and re-named Zynga Inc.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Zynga, par value $0.0000625 per share (“Zynga Common Stock”), other than dissenting shares and treasury shares, was converted into 0.0406 shares (the “Stock Consideration”) of the Company’s common stock, par value $0.01 per share (“Take-Two Common Stock”) with a cash payment in lieu of fractional shares of Take-Two Common stock resulting from such calculation, and the right to receive $3.50 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”). In addition, at the Effective Time, (i) each outstanding and unexercised option to purchase shares of Zynga Common Stock granted under any Zynga employee benefit plan, whether vested or unvested, was assumed by Take-Two and automatically converted into an option exercisable for shares of Take-Two Common Stock under the Take-Two equity plan, in accordance with the equity award exchange ratio in accordance with the Merger Agreement, (ii) each outstanding Zynga restricted stock unit whose vesting is not conditioned in whole or in part on the satisfaction of performance criteria that was outstanding immediately prior to the Effective Time, whether vested or unvested, was assumed by Take-Two and automatically converted into a Take-Two restricted stock unit award with respect to shares of Take-Two Common Stock under the Take-Two equity plan, with the new number of shares underlying such award determined in accordance with the equity award exchange ratio in accordance with the Merger Agreement, and (iii) each outstanding Zynga restricted stock unit whose vesting is conditioned on the satisfaction of performance criteria, that was outstanding immediately prior to the Effective Time, whether vested or unvested, was assumed by Take-Two and automatically converted into a Take-Two restricted stock unit award with respect to shares of Take-Two Common Stock under the Take-Two equity plan, with the new number of shares underlying such award determined in accordance with the equity award exchange ratio in accordance with the Merger Agreement. Upon the effectiveness of the Merger, Zynga Inc. became a wholly owned subsidiary of the Company.

As a result of the Combination, the Company is issuing approximately 46.311 million shares of Take-Two Common Stock to former holders of Zynga Common Stock. The shares of Zynga Common Stock, which previously traded under the symbol “ZNGA,” ceased trading on the NASDAQ Global Select Market (“NASDAQ”) as of the close of trading on May 20, 2022 and were delisted from NASDAQ as of May 23, 2022.

The foregoing description of the Merger Agreement and the Combination does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2022 and is incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on Take-Two’s Form 8-Ks filed with the SEC on May 17, 2022 and May 19, 2022 (the “Prior Form 8-Ks”), subject to and upon the closing of the Combination, Ellen Siminoff and William “Bing” Gordon, the two members of the Zynga board of directors who were selected by Zynga for appointment to the Take-Two Board pursuant to the Merger Agreement, became members of the Take-Two Board of Directors. The disclosure set forth under Item 5.02 of the Prior Form 8-Ks is hereby incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Combination, and as previously approved by the stockholders of the Company, on May 20, 2022, the Company amended its Restated Certificate of Incorporation by filing a Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Delaware to increase to 305,000,000 the number of shares of authorized shares of capital stock, of which 300,000,000 will be Take-Two Common Stock and 5,000,000 will be shares of Company preferred stock. A copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events

On May 23, 2022, the Company issued a press release announcing, among other things, the consummation of the Combination. A copy of that press release is filed as Exhibit 99.9 to this Current Report and is incorporated by reference herein.

On May 23, 2022, the Company issued a press release announcing, among other things, the Fundamental Change Repurchase Right and the Fundamental Change Conversion Right. A copy of that press release is filed as Exhibit 99.10 to this Current Report and is incorporated by reference herein.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which the Company operates, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in the Company’s or Zynga’s business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including: risks that the Combination disrupts the Company’s or Zynga’s current plans and operations; the diversion of the Company’s or Zynga’s management team from its ongoing business operations; the Company’s or Zynga’s ability to retain key personnel; the Company’s or Zynga’s ability to realize the benefits of the Combination, including net bookings opportunities and cost synergies; the ability to successfully integrate Zynga’s business with Parent’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against the Company or Zynga in connection with the Combination; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect of economic, market or business conditions, including competition, consumer demand and the discretionary spending patterns of customers, or changes in such conditions, have on our operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development, launch or monetization of games and other products, and customer engagement, retention and growth; the risks of conducting our business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; and the ability to maintain acceptable pricing levels and monetization rates for our games. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Other important factors and information are contained in the Company’s and Zynga’s most recent Annual Reports on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” Zynga’s most recent Quarterly Report on Form 10-Q, and each company’s other periodic filings with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of business acquired.

The consolidated financial statements of Zynga as required by this Item 9.01(a) (and the related reports of Zynga’s independent registered public accounting firm referenced in Exhibit 23.1 hereto) are incorporated by reference herein from Zynga’s Annual Report on Form 10-K filed with the SEC on February 25, 2022 and Zynga’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022.

(b) Pro Forma Financial Information.

The pro forma financial information as required by this Item 9.01(b) is incorporated by reference herein from Take-Two’s joint proxy statement/prospectus filed by with the SEC on April 7, 2022. Take-Two will update this pro forma financial information as of March 31, 2022 under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 9, 2022, by and among Take-Two Interactive Software, Inc., Zebra MS I, Inc., Zebra MS II, Inc., and Zynga Inc. (incorporated by reference to Exhibit 2.1 of Take-Two Interactive Software, Inc.’s Current Report on Form 8-K dated January 10, 2022).

2.2	First Amendment to the Agreement and Plan of Merger, by and among Take-Two Interactive Software, Inc., Zebra MS I, Inc., Zebra MS II, Inc., and Zynga Inc. (incorporated by reference to Exhibit 2.2 of Take-Two Interactive Software, Inc.’s Joint Proxy/Prospectus Statement on Form S-4 dated March 14, 2022).

2.2	Second Amendment to the Agreement and Plan of Merger, by and among Take-Two Interactive Software, Inc., Zebra MS I, Inc., Zebra MS II, Inc., and Zynga Inc. (incorporated by reference to Exhibit 2.1 of Take-Two Interactive Software, Inc.’s Current Report on Form 8-K dated May 5, 2022).

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Take-Two Interactive Software, Inc.

4.1	First Supplemental Indenture, dated as of May 23, 2022, among Zynga Inc., Take-Two Interactive Software, Inc., Zebra MS II, Inc., and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Zynga Inc.’s Current Report on Form 8-K dated as of May 23, 2022).

4.2	First Supplemental Indenture, dated as May 23, 2022, among Zynga Inc., Take-Two Interactive Software, Inc., Zebra MS II, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.2 of Zynga Inc.’s Current Report on Form 8-K dated as of May 23, 2022).

10.1	Credit Agreement, dated as of May 23, 2022, by and among Take-Two Interactive Software, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BOFA Securities, Inc. and BNP Paribas.

23.1	Consent of Ernst & Young, independent registered public accounting firm of Zynga Inc.

99.1	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Goldman Sachs & Co. LLC.

99.2	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Morgan Stanley & Co. LLC.

99.3	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Bank of America, N.A.

99.4	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Goldman Sachs & Co. LLC.

99.5	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Barclays Bank PLC.

99.6	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Deutsche Bank AG, London Branch.

99.7	Termination Agreement, dated as of May 20, 2022, by and between Zynga Inc. and Nomura Global Financial Products Inc.

99.8	Termination Agreement, dated as of May 20, 2022, by and between Zynga and Bank of Montreal.

99.9	Press Release of Take-Two Interactive Software, Inc. dated May 23, 2022.

99.10	Press Release of Take-Two Interactive Software, Inc. dated May 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been committed pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, General Counsel Americas & Corporate Secretary
Date: May 25, 2022